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                                                     Exhibit 23








                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Carlisle Companies Incorporated


We consent to incorporation by reference in the (i) Registration Statement
No. 33-66932 on Form S-8; (ii) Registration Statement No. 33-66934 on
Form S-3; and (iii) Registration Statement No. 33-28052 on Form S-8 of Carlisle Companies Incorporated of our reports dated February 2, 1994, relating to the consolidated balance sheet of Carlisle Companies Incorporated and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which reports appear in the 1993 annual report on Form 10-K of Carlisle Companies Incorporated.



                                   KPMG Peat Marwick

                                     /s/ KPMG Peat Marwick

Syracuse, New York
March 28, 1994


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